                                                                    EXHIBIT 16.1

December 30, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Chiral Quest, Inc. (formerly Surg II, Inc.) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A Amendment to Current Report dated December 9, 2003. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.